UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2021

Date of Report

(Date of earliest event reported)

APPLife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227878	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 California St.

Suite 1500

San Francisco, CA 94111

Phone: (415) 439-5260

(Address and Telephone Number of Registrant’s Principal Executive Offices

and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 other Events.

On January 29, 2021, APPlife Digital Solutions, Inc. (the “Company”) entered into a binding letter of intent (the “LOI”) with a private company (“Private Co”) that will distribute hemp and CBP products globally.  The LOI contemplates the Company will provide a non-exclusive license to the Private Co to use the Company’s market ready website and mobile website e-commerce platform in exchange for fifteen percent (15%) equity ownership in Private Co and a quarterly distribution of two and one half percent (2.5%) of gross revenue.  It is anticipated definitive agreements will be negotiated between the parties to reflect the terms of the LOI.

This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.  Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2021

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Matthew Reid

Matthew Reid

Principal Executive Officer